                                                                    Exhibit 11

                        ENGINEERED SUPPORT SYSTEMS, INC.
                STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
                    (in thousands, except per share amounts)

                                                                           Three Months Ended
                                                                               January 31
                                                                        -----------------------
                                                                           2001          2000
                                                                        ---------     ---------
NET INCOME                                                              $   3,841     $   2,574
                                                                        =========     =========

BASIC EARNINGS PER SHARE

     Average basic shares outstanding                                       9,101         8,660
                                                                        =========     =========

                                                                        $    0.42     $    0.30
                                                                        =========     =========

DILUTED EARNINGS PER SHARE

     Average basic shares outstanding                                       9,101         8,660

     Net effect of dilutive stock options(1)                                  503           188
                                                                        ---------     ---------
                                                                            9,604         8,848
                                                                        =========     =========

                                                                        $    0.40     $    0.29
                                                                        =========     =========

(1)  Based on the treasury stock method

(2) All computations have been restated to reflect a five-for-four stock split effected by the Company on March 16, 2001.


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